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                                 EXHIBIT 24(a)
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To Universal Health Services, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 15, 1994, included or incorporated by reference in Universal Health Services, Inc.'s Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this Registration Statement.



                              ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
November 21, 1994